Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES FIRST QUARTER RESULTS

— — —

REPORTS INCOME BEFORE TAX OF $190.3 MILLION ON $330.8 MILLION
IN NET REVENUES, PRO FORMA EARNINGS PER SHARE OF $0.31

GREENWICH, CONN, May 29, 2007 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, which priced its initial public offering (“IPO”) on May 3, 2007, today reported pro forma earnings per share of $0.31 for its quarter ended March 31, 2007, compared to $0.34 for the same period in 2006.

For the quarter ended March 31, 2007, net revenues were $330.8 million and income before income tax was $190.3 million, compared to net revenues of $328.6 million and income before income tax of $215.4 million for the same period in 2006.

These results are the high end of the range of estimated results previously reported on April 13, 2007.

Business Highlights

•                  57.5% pre-tax margin

•                  Electronic Brokerage income before income tax increased 59.2%

•                  Electronic Brokerage DARTs increased 28% to 245,000

•                  Market Making income before income tax decreased 20.9%, in part reflecting lower trading gains driven by options activity prior to corporate announcements

•                  Market Making options contract volume increased 11%

•                  Interactive Brokers Group accounted for approximately 14.8% of exchange-listed options volume worldwide and approximately 19.9% of exchange-listed options volume in the United States

“During the quarter, the demand for our services continued to expand globally,” said Thomas Peterffy, Chief Executive Officer and President.  “As the leading automated broker and market maker in exchange traded equities and derivatives, we are continuing to grow by leveraging our proprietary technology and network of connections to market centers around the world to deliver superior value for financial professionals and institutions (including broker-dealers, hedge funds and conventional money managers) that make up our customer base.”

Segment Overview

Market Making
Market making options contract volume generated through Timber Hill subsidiaries in the quarter ended March 31, 2007 grew by 11% from the same period in 2006.  Market making segment income before income tax decreased 20.9% in the quarter ended March 31, 2007 compared with the same period in 2006, reflecting lower trading gains driven in part by heavy options activity in advance of certain corporate announcements, which had a negative impact on profits.

Electronic Brokerage
Electronic brokerage segment income before income tax increased 59.2% in the quarter ended March 31, 2007 compared with the same period in 2006, reflecting higher revenues from commission and execution fees and growth in net interest income.  Total DARTs for cleared and execution-only customers increased 28% to 245,000 during the three months ended March 31, 2007, compared to 192,000 during the three months ended March 31, 2006.  The increase in net interest was driven by the growth in customer balances and fully secured margin loans.

Global Volumes

According to data compiled by the Futures Industry Association, global equity-based options exchange volume grew by approximately 23.5% and U.S. exchange volume grew by approximately 25.6%.  Interactive Brokers Group accounted for approximately 14.8% of exchange-listed equity options volume traded worldwide and approximately 19.9% of U.S. volume in the first three months of 2007.  This compared to approximately 15.6% of exchange-listed equity options volume traded worldwide and approximately 21.7% of U.S. volume in the first three months of 2006.

_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, May 29, 2007, at 5:30 p.m. EST to discuss its first quarter results. Investors who would like to listen to the conference call live should dial 888-802-2266 (U.S. domestic) and 913-312-1270 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments as a member of more than 60 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with direct access to stocks, options, futures, forex and bonds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: 888-919-0022 (domestic) and 312-542-6890 (international).

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

TRADE VOLUMES:

(in 000's, except %)

	Market	% growth over		% growth over		% growth over	Average Trades
	Making	same period	Brokerage	same period	Total	same period	per US
Period	trades	prior year	Trades	prior year	Trades	prior year	Trading Day
2003	32,772		25,115		57,887		230
2004	41,506	27%	31,808	27%	73,314	27%	290
2005	54,044	30%	42,180	33%	96,224	31%	382
2006	66,043	22%	64,066	52%	130,108	35%	518
1Q2006	15,185		15,434		30,618		494
1Q2007	22,844	50%	20,010	30%	42,854	40%	703

CONTRACT AND SHARE VOLUMES:

(in 000's, except %)

TOTAL

		% growth over		% growth over		% growth over
	Options	same period	Futures*	same period	Stocks	same period
Period	(contracts)	prior year	(contracts)	prior year	(shares)	prior year
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%
1Q2006	136,272		12,406		7,814,069
1Q2007	159,056	17%	18,644	50%	10,422,130	33%

MARKET MAKING

		% growth over		% growth over		% growth over
	Options	same period	Futures*	same period	Stocks	same period
Period	(contracts)	prior year	(contracts)	prior year	(shares)	prior year
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%
1Q2006	89,704		2,286		4,645,467
1Q2007	99,603	11%	3,586	57%	5,978,287	29%

BROKERAGE

		% growth over		% growth over		% growth over
	Options	same period	Futures*	same period	Stocks	same period
Period	(contracts)	prior year	(contracts)	prior year	(shares)	prior year
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%
1Q2006	46,568		10,120		3,168,601
1Q2007	59,453	28%	15,057	49%	4,443,843	40%

*  Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

ELECTRONIC BROKERAGE STATISTICS:

(in 000's, except %)

	1Q2007	1Q2006	% Change
Total Accounts	82	67	22%
Customer Equity	$6,900,000	$4,600,000	51%
Cleared DARTs	190	151	26%
Total Customer DARTs	245	192	28%

Note:  Interactive Brokers Group, Inc. vs. IBG LLC

On May 3, 2007, Interactive Brokers Group, Inc. priced its initial public offering (“IPO”) and purchased a 10.0% interest in IBG LLC.  The historical financial statements for March 31, 2007 and prior periods set forth herein reflect the results of operations for IBG LLC and its subsidiaries, without giving effect to the IPO and related transactions.  The pro forma effects of the IPO for the quarters ended March 31, 2006 and 2007 are separately set forth herein.

IBG LLC AND SUBSIDIARIES
SEGMENT FINANCIALS
(UNAUDITED)

		Three Months
		Ended March 31,
		2007	2006
		(in millions)
Market	Net revenues	$233.3	$263.1
Making	Non-interest expenses	79.3	68.5
	Income before tax	$154.0	$194.6

Electronic	Net revenues	$94.5	$65.2
Brokerage	Non-interest expenses	59.8	43.4
	Income before tax	$34.7	$21.8

Corporate	Net revenues	$3.0	$0.3
	Non-interest expenses	1.4	1.3
	Income before tax	$1.6	($1.0)

Total	Net revenues	$330.8	$328.6
	Non-interest expenses	140.5	113.2
	Income before tax	$190.3	$215.4

IBG LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2007	2006
	(in millions)
Consolidated Statement of Income Data:
Revenues:
Trading gains	$198.8	$225.4
Commissions and execution fees	56.3	39.4
Interest income	184.5	132.1
Other income	24.7	25.5

Total revenues	464.3	422.4

Interest expense	133.5	93.8

Total net revenues	330.8	328.6

Non-interest expenses:
Execution and clearing	90.2	71.3
Employee compensation and benefits	32.8	28.7
Occupancy, depreciation and amortization	6.0	5.5
Communications	3.4	2.7
General and administrative	8.1	5.0

Total non-interest expenses	140.5	113.2

Income before income tax	190.3	215.4
Income tax expense	6.1	9.2

Net Income	$184.2	$206.2

INTERACTIVE BROKERS GROUP INC AND SUBSIDIARIES
1Q07 PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31, 2007
	Historical	Adjustments	Pro Forma(1)
	(dollars in millions except share and per share data)
Statement of Income Data:
Revenues:
Trading gains	$198.8	$—	$198.8
Commissions and execution fees	56.3	—	56.3
Interest income	184.5	—	184.5
Other income	24.7	—	24.7

Total revenues	464.3	—	464.3

Interest expense	133.5	—	133.5

Total net revenues	330.8	—	330.8

Non-interest expenses:
Execution and clearing	90.2	—	90.2
Employee compensation and benefits	32.8	—	32.8
Occupancy, depreciation and amortization	6.0	—	6.0
Communications	3.4	—	3.4
General and administrative(2)	8.1	0.0	8.1

Total non-interest expenses	140.5	0.0	140.5

Income before income tax	190.3	(0.0)	190.3
Income tax expense(3),(4)	6.1	5.9	12.0
Less—Minority interest(5)	—	(165.9)	(165.9)

Net income	$184.2	$(171.8)	$12.4

Earnings per share(6):
Basic			$0.31
Diluted			$0.31
Weighted average common shares outstanding
Basic			40,000,100
Diluted			401,244,371

See accompanying notes to unaudited pro forma condensed consolidated statements of income.

INTERACTIVE BROKERS GROUP INC AND SUBSIDIARIES
1Q06 PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31, 2006
	Historical	Adjustments	Pro Forma(1)
	(in millions except share and per share data)
Statement of Income Data:
Revenues:
Trading gains	$225.4	$—	$225.4
Commissions and execution fees	39.4	—	39.4
Interest income	132.1	—	132.1
Other income	25.5	—	25.5

Total revenues	422.4	—	422.4

Interest expense	93.8	—	93.8

Total net revenues	328.6	—	328.6

Non-interest expenses:
Execution and clearing	71.3	—	71.3
Employee compensation and benefits	28.7	—	28.7
Occupancy, depreciation and amortization	5.5	—	5.5
Communications	2.7	—	2.7
General and administrative(2)	5.0	0.0	5.0

Total non-interest expenses	113.2	0.0	113.2

Income before income tax	215.4	(0.0)	215.4
Income tax expense(3),(4)	9.2	6.8	16.0
Less—Minority interest(5)	—	(185.6)	(185.6)

Net income	$206.2	$(192.4)	$13.8

Earnings per share(6):
Basic			$0.34
Diluted			$0.34

Weighted average common shares outstanding
Basic			40,000,100
Diluted			401,244,371

See accompanying notes to unaudited pro forma condensed consolidated statements of income.

INTERACTIVE BROKERS GROUP INC AND SUBSIDIARIES
NOTES ON PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Represents adjustments to reflect the following:

(1)                                  Pro forma earnings per share calculations includes the shares of Class A common stock that are to be issued upon investment of accumulated earnings on return on investment dollar units in connection with the recapitalization effected in connection with the IPO, but excludes the shares of Class A common stock that are issuable in the future pursuant to the post IPO equity incentive plan.

(2)           Gives effect to Delaware franchise taxes that will be payable, estimated at $0.165 million annually.

(3)                                  The $5.9 and $6.8 million income tax expense adjustments for the three months ended March 31, 2007 and 2006, respectively, represent the sum of the current income tax expense adjustment for these periods (referenced in this footnote 3) and the deferred income tax expense adjustment for this period (referenced in footnote 4 below). Additional current income tax expense on our 10.0% investment in IBG LLC would be $1.8 and $2.7 million, respectively, for the three months ended March 31, 2007 and 2006. In addition to increased currently payable income taxes, we will incur increased deferred income tax expense (see footnote 4).

(4)                                  Additional deferred income tax expense of $4.1 million for each of the three month periods ended March 31, 2007 and 2006 is the result of the straight-line amortization of the deferred tax asset of $249.3 million arising from the acquisition of the 10.0% member interest in IBG LLC (see footnote 3 above) and will be amortized over 15 years.

(5)                                  Gives effect to the 90.0% interest in IBG LLC that IBG Holdings LLC has after the IPO and the transactions consummation in connection with the IPO. The adjustments are equal to 90.0% of total net income for the three months ended March 31, 2007 and 2006, respectively.

(6)                                  Basic pro forma earnings per share are calculated based on the estimated 40.0 million shares of Class A common stock and 100 shares of Class B common stock being outstanding. Diluted earnings per share are calculated based on an assumed purchase of all remaining IBG LLC membership interests held by IBG Holdings LLC and the issuance of a corresponding number of shares of Class A common stock, resulting in a total of 400.0 million shares deemed outstanding as of the beginning of each period. There is no impact on earnings per share for such purchase and issuance because 100% of net income before minority interest would be available to common stockholders as IBG Holdings LLC would no longer hold a minority interest, and the full difference between the book and tax basis of IBG LLC’s assets would also be available for reducing income tax expense. Therefore, the net income utilized to calculate diluted earnings per share would be $124.0 and $138.0 million, respectively, for the three months ended March 31, 2007 and 2006.

In addition, diluted weighted average common shares outstanding include 1.2 million shares of Class A common stock to be issued upon investment of accumulated earnings on return on investment dollar units in connection with the Recapitalization.  Shares of Class A common stock to be issued in connection with the employee incentive plan have been excluded from diluted weighted average common shares outstanding because such shares are non-dilutive.